Forum Investment Advisors, LLC
Appendix B - Code of Ethics

1.0           Overview

This Code of Ethics (“Code”) has been adopted by Forum Investment Advisors, LLC (“Adviser”) to set forth standards for ethical business conduct by Supervised Persons (defined below).  In addition, the Code sets forth procedures related to personal trading and reporting by a subset of these Supervised Persons, known as Access Persons (defined below).

2.0           Definitions

Access Person means any Supervised Person who is involved in making security recommendations to clients or has access to nonpublic information regarding those recommendations, any clients’ purchase or sale of securities, or the portfolio holdings of any client.  As providing investment advice as to individual positions to be acquired or sold is not the Adviser’s primary business, officers and members of the board of directors are not presumed to be Access Persons based only on their position.

Beneficial Ownership means having or sharing directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.  Indirect pecuniary interest in a security includes securities held by a person’s immediate family.  Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

Initial Public Offering means any offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to sections 4(2) or 4(6) under the act or rules 504-506 thereunder.

Reportable Security means a security defined in section 202(a)(18) of the Investment Advisers Act of 1940, except that it does not include:

•	Direct obligations of the Government of the United States;

•	Banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by open-end investment companies registered under the Investment Company Act of 1940 (other than those funds that are exchange traded) that are not advised by the Adviser;

•	Securities held in accounts over which the Access Person had no direct or indirect influence or control; and

•	Securities transactions effected pursuant to an automatic investment plan.

Supervised Persons means any officer, member of the board of directors, employee or other person who is subject to the supervision and control of the Adviser.

3.0           Standards of Conduct

Conduct by Supervised Persons must comply with the following standards:

•
Supervised Persons are expected to comply with federal and all other applicable securities laws.  Strict adherence to this Code and other policies and procedures of Adviser will assist in complying with this requirement.

•
Adviser owes a fiduciary duty to its clients.  The interests of clients related to Adviser’s relationship must be placed ahead of Adviser’s or any Supervised Person’s own interests at all times.  Supervised Persons are expected to avoid activities, interests and relationships that conflict (or appear to conflict) with the best interests of clients related to Adviser’s relationship.

•	No client of Adviser may be favored over another client of Adviser.

•
Knowledge about pending or currently considered securities transactions for clients must not be used to profit personally (directly or indirectly) as a result of such transactions, including by a Supervised Person’s purchasing or selling such securities for their own, their family’s or their friends’ accounts or by relaying such information to others for their use.

Supervised Persons may not:

•	Employ any device, scheme or artifice to defraud a client;

•
Make any untrue statement of material fact to the client or omit to state a material fact necessary in order to make the statement made to the client, in light of the circumstances under which it is made, not misleading;

•	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the client, or

•	Engage in any manipulative practice with respect to a client.

4.0           Pre-approval

Access persons must obtain the Chief Compliance Officer’s approval before directly or indirectly acquiring Beneficial Ownership in any security in an Initial Public Offering or in a Limited Offering.

5.0           Access Person Reporting

Access Persons must provide and the Chief Compliance Officer must review the reports set forth in this section of the Code with respect to securities, transactions and accounts in which the Access Person had any direct or indirect Beneficial Ownership.  Reporting by the Chief Compliance Officer must be reviewed by a designee of the Board of Directors.

Reports made by Access Persons will not be construed as an admission that the Access Person making the report has any direct or indirect Beneficial Ownership in the securities to which the report relates.

Holdings reports: Initially within 10 days of becoming an Access Person and annually thereafter, each Access Person must report the following information (which information must be current as of a date no more than 45 days before the report is submitted):

•
The title and type of security, and as applicable the exchange ticker symbol, CUSIP number or other similar identifier, number of shares and principal amount of each Reportable Security held by the Access Person;

•	The name of any broker, dealer or bank with whom the Access Person maintains an account; and

•	The date that the report is submitted by the Access Person.

Transaction reports: Quarterly, no later than 30 days after the end of each calendar quarter, each Access Person must report the following information with respect to any transaction in a Reportable Security held by the Access Person during the quarter:

The date of the transaction, the title, and as applicable the exchange ticker symbol, CUSIP number or other similar identifier, interest rate and maturity date, the number of shares and the principal amount of each Reportable Security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Reportable Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected; and

•	The date that the report is submitted by the Access Person.

Accounts established: Quarterly, no later than 30 days after the end of each calendar quarter, each Access Person must report the following information with respect to any account established by the Access Person in which any securities were held during the quarter:

The name of the broker, dealer or bank with whom the Access Person established the account;

•	The date the account was established; and

•	The date that the report is submitted by the Access Person.

6.0           Violations

If any violation of the Code is determined to have occurred, the President may impose sanctions and take other actions (in accordance with applicable employment laws and regulations) determined to be appropriate, including, without limitation, requiring the disgorgement of profits or terminating employment for cause.

Supervised Persons must report any violations of the Code promptly to the Chief Compliance Officer and any violations of the Code by the Chief Compliance Officer promptly to the Board of Directors.

7.0           Written Acknowledgement

The Chief Compliance Officer is responsible for providing a copy of the Code to each Supervised Person initially upon the person’s hiring or appointment and following any material amendment to the Code.  Supervised Persons must provide written acknowledgement of their receipt of the Code and any material amendment.

8.0           Recordkeeping

The Chief Compliance Officer is responsible for maintenance of the following records:

•	A copy of each Code that is or was in effect within the past five years;

•	A record of any violation of the Code, and of any action taken as a result of a violation, for at least five years after the end of the fiscal year in which the violation occurred;

•	A copy of each report made by an Access Person for at least five years after the end of the fiscal year in which the report was made;

•	A record of all persons, currently or within the past five years, who are or were required to report as an Access Person or who were responsible for reviewing these reports;

•
A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities in an Initial Public Offering or in a Limited Offering for at least five years after the end of the fiscal year in which the approval was granted.